FOURTH AMENDMENT TO THE
                              RESTATED AND AMENDED
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                 ACCELERATED MANAGEMENT PERFORMANCE PLAN (1988)


         THIS FOURTH AMENDMENT TO THE RESTATED AND AMENDED PUBLIC SERVICE COMPANY OF NEW MEXICO ACCELERATED MANAGEMENT PERFORMANCE PLAN is effective the 7th day of December 1998 by the Public Service Company of New Mexico, a New Mexico corporation ("PNM" or the "Company").

         WHEREAS, the Company established the Public Service Company of New Mexico Accelerated Management Performance Plan (the "Plan") on January 14, 1981, which was amended four times and restated and amended on August 16, 1988, and the restated and amended plan was amended on August 30, 1988, December 29, 1989, and December 8, 1992;

         WHEREAS, under Section 9.01 of the Plan, the Company reserved the right at any time to amend the Plan;

         WHEREAS, on December 7, 1998, the Compensation and Human Resources Committee of the PNM Board of Directors approved certain benefits upon a Change in Control (as defined in the First Restated and Amended Executive Retention
Plan) and authorized certain amendments to affected plans, including this Plan; and

         WHEREAS, the Company desires to amend this Plan to incorporate the approved Change in Control benefits to provide full and sufficient funding of the Public Service Company of New Mexico and Paragon Resources, Inc. Deferred Compensation Trust Agreement (the "Rabbi Trust") for any obligations or benefits accrued as of the date of the occurrence of a Change in Control.

         NOW THEREFORE, the Company hereby amends the Plan as follows:

         ITEM 1. A new Section 6.03, entitled Change in Control shall be added, to read as follows:

         6.03. Change in Control. Upon a Change in Control as defined in the First Restated and Amended Executive Retention Plan effective December 7, 1998, and incorporated herein by reference, the Company shall sufficiently fund the Public Service Company of New Mexico and Paragon Resources, Inc. Deferred Compensation Trust Agreement (the "Rabbi Trust") to provide in full for any benefits accrued under the Plan as of the date of the occurrence of the Change in Control.


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         ITEM 2. Except as herein above amended, the Company hereby readopts and redeclares each and every provision of the Plan.

         IN WITNESS WHEREOF, Public Service Company of New Mexico caused this Fourth Amendment to the Restated and Amended Public Service Company of New Mexico Accelerated Management Performance Plan to be executed by its authorized officers effective as of the date and year first above written.



                                    PUBLIC SERVICE COMPANY OF NEW MEXICO


Date:_________________              By_________________________________________
                                                 BENJAMIN F. MONTOYA
                                       President and Chief Executive Officer





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